As filed with the Securities and Exchange Commission on January 17, 2006
                                                      Registration No. 333-50452
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                                 CBS CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                                      04-2949533
    (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                        Identification No.)

                  51 West 52nd Street, New York, New York 10019
                                 (212) 975-4321
  (Address and phone number of principal executive offices, including zip code)
                          -----------------------------

           Infinity Broadcasting Corporation Stock Plan for Directors Infinity Broadcasting Corporation 1998 Long-Term Incentive Plan Infinity Broadcasting Corporation 1999 Long-Term Incentive Plan
                     Outdoor Systems, Inc. 1996 Omnibus Plan


                            (Full title of the plans)

                             Louis J. Briskman, Esq.
                  Executive Vice President and General Counsel
         CBS Corporation, 51 West 52nd Street, New York, New York 10019
                                 (212) 975-4321
            (Name, address and telephone number of agent for service)
                            -------------------------







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                                EXPLANATORY NOTE

     CBS Corporation, a Delaware corporation (the "Registrant"), is filing with the Securities and Exchange Commission this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (File No. 333-50452) (the "Registration Statement"), which Registration Statment is Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-4 (File No. 333-50452), as a result of the merger (the "Merger") of Viacom Merger Sub Inc., a Delaware corporation, with and into the Registrant on December 31, 2005, with the Registrant as the surviving corporation of the Merger. Upon completion of the Merger, the name of the Registrant was changed from "Viacom Inc." to "CBS Corporation." This Post-Effective Amendment No. 1 is filed to reflect (i) the change in the name of the Registrant, (ii) a reduction in the par value of the Registrant's Class B Common Stock registered under the Registration Statement from $0.01 to $0.001 per share, (iii) the removal of the Outdoor Systems, Inc. 1996 Non-Employee Directors Stock Option Plan, which was originally included on the Registration Statement and (iv) the removal of the Infinity Broadcasting Corporation Employees' 401(k) Plan, the Infinity Broadcasting Corporation Employees' 401(k) Union Plan, the Outdoor System, Inc. 401(k) Plan and the CBS Employee Investment Fund, which subsequent to the original filing of this Registration Statement were merged into the CBS Corporation 401(k) Plan (formerly known as the Viacom Inc. 401(k) Plan), pursuant to which shares of the Registrant are being offered under the Registrant's Registration Statement filed on February 8, 2002 (File No. 333-82422).



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-50452 on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of January, 2006.

                                     CBS CORPORATION



                                     By: /s/ Angeline C. Straka
                                         ---------------------------------------
                                         Name:  Angeline C. Straka
                                         Title: Senior Vice President, Deputy
                                                General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-50452 on Form S-8 has been signed by the following persons in the capacities indicated on the 17th day of January, 2006.

Signature                                           Title

*                                            Director, President and
-------------------------------              Chief Executive Officer
    Leslie Moonves                           (Principal Executive Officer)


*                                            Executive Vice President
-------------------------------              and Chief Financial Officer
    Fredric G. Reynolds                      (Principal Financial Officer)


/s/ Susan C. Gordon                          Senior Vice President,
-------------------------------              Controller and Chief
    Susan C. Gordon                          Accounting Officer
                                             (Principal Accounting Officer)

*                                            Director
-------------------------------
    David R. Andelman


*                                            Director
-------------------------------
    Joseph A. Califano, Jr.



*                                            Director
-------------------------------
    William S. Cohen

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*                                            Director
-------------------------------
    Philippe P. Dauman


*                                            Vice Chair and Director
-------------------------------
    Shari Redstone


*                                            Chairman and Director
-------------------------------
    Sumner M. Redstone

*                                            Director
-------------------------------
    Robert D. Walter




 *By:   /s/ Angeline C. Straka
     ------------------------------------------
       Angeline C. Straka, Attorney-in-Fact              January 17, 2006


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                                  Exhibit Index

Exhibit No.       Description of Document

4.1* Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-4 as amended (File No. 333-128821) filed on November 23, 2005).

4.2* Form of Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-4 as amended (File No. 333-128821) filed on November 23, 2005).

4.3* Agreement and Plan of Merger, dated as of October 30, 2000 among Viacom Inc., IBC Merger Corp. and Infinity Broadcasting Corporation (incorporated by reference to the Registration Statement on Form S-4 filed by Viacom Inc. on November 22, 2000 (File No. 333-50452), as amended by Amendment No. 1 to Form S-4 filed by Viacom Inc. on January 1, 2001 and Amendment No. 2 to Form S-4 filed by Viacom Inc. on January 12, 2001).

4.4* Infinity Broadcasting Corporation Stock Plan for Directors (Effective as of February 24, 2000) (incorporated by reference to Exhibit 10(aa)(ii) to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2002 (File No. 001-9553)).

4.5*              Infinity Broadcasting Corporation 1999 Long-Term Incentive
                  Plan.

4.6* Infinity Broadcasting Corporation 1998 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.16 to Form 10-K filed by Infinity for the year ended December 31, 1999 (File No. 001-14599)).

4.7* Outdoor Systems, Inc. 1996 Omnibus Plan (incorporated by reference to Exhibit 10.16 to Form S-1 filed by Outdoor Systems, Inc. on February 22, 1996 (File No. 333-01582)).

5.1* Opinion of Michael D. Fricklas, Esq. as to the legality of the securities being registered (incorporated by reference to the Registration Statement on Form S-4 filed by the Registrant on November 22, 2000 (File No. 333-50452), as amended by Amendment No. 1 to Form S-4 filed by the Registrant on January 9, 2001 and Amendment No. 2 to Form
                  S-4 filed by the Registrant on January 12, 2001).

23.1*             Consent of PricewaterhouseCoopers LLP.

23.2*             Consent of KPMG LLP.

23.3*             Consent of Mitchell & Titus, LLP.

23.4*             Consent of Michael D. Fricklas, Esq.

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24**              Powers of Attorney.


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*  Previously filed or incorporated by reference in this Registration Statement.
** Filed herewith.